PROGRESS SOFTWARE CORPORATION
OFFER TO AMEND ELIGIBLE OPTIONS

WITHDRAWAL FORM

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,
ON JANUARY 24, 2007, UNLESS THE OFFER IS EXTENDED.

Important: Read the remainder of this Withdrawal Form before completing the form and signing on page 3.

You have received (1) the Offer to Amend dated December 22, 2006 (the “Offer to Amend”) and (2) a Letter of Transmittal. You should return this Withdrawal Form only if you previously signed and returned a Letter of Transmittal with respect to one or more Eligible Options and you now wish to change that election and withdraw your acceptance of the Offer with respect to one or more Eligible Options. Capitalized terms used in this Withdrawal Form but not defined herein shall have the meanings assigned to them in the Offer to Amend.

To withdraw your acceptance of the Offer with respect to an Eligible Option, you must complete, sign, date and return this Withdrawal Form (including the instructions) before 12:00 midnight, Eastern Time, on the Expiration Date by (i) facsimile to Susan Goida at Ernst & Young, facsimile number (866) 821-0293, (ii) U.S. mail, Federal Express or other nationally-recognized commercial delivery service to Susan Goida, Ernst & Young, 200 Clarendon Street, 44th Floor, Boston, Massachusetts 02116 or (iii) email to tenderoffer@progress.com.

If you withdraw your acceptance of the Offer with respect to an Eligible Option, that Eligible Option will not be amended and you will not receive any Cash Bonus with respect to that Eligible Option. You may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, with respect to that Eligible Option; you will be solely responsible for any taxes, penalties or interest payable under Section 409A, and we will have a withholding obligation with respect to the taxes. Your withdrawn Eligible Option will continue to have the same terms and conditions as were in effect before the Offer was made.

You should note that any Eligible Option with respect to which you previously accepted the Offer, but do not withdraw from the Offer as provided in this Withdrawal Form, will remain bound by your previously submitted Letter of Transmittal.

You may not rescind or revoke any withdrawal, and any acceptance of the Offer that you withdraw will not thereafter be deemed to be subject to the Offer unless you properly re-submit your acceptance of the Offer with respect to a withdrawn Eligible Option before the Expiration Date. You will not be deemed to have made a proper acceptance of the Offer with respect to a withdrawn Eligible Option unless you deliver, before 12:00 midnight, Eastern Time, on the Expiration Date, a new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. This new Letter of Transmittal must be signed and dated after your original Letter of Transmittal and any Withdrawal Form you have submitted.

Upon Progress’s receipt of such a new, properly completed, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Withdrawal Form received by Progress prior to the Expiration Date will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Withdrawal Form received by us before 12:00 midnight, Eastern Time, on the Expiration Date. To avoid confusion in submitting a Letter of Transmittal after submitting a Withdrawal Form, Progress recommends that you submit a new Letter of Transmittal that clearly accepts the Offer with respect to all Eligible Options for which you wish to accept the Offer.
* * *

If you wish to withdraw your acceptance of the Offer, please check the appropriate box below. If you check Box 2, you must also complete the table that follows it to indicate the Eligible Option(s) with respect to which you are withdrawing your acceptance.

BOX 1: ☐	I wish to withdraw my election to accept the Offer, and instead decline the Offer, with respect to all of my Eligible Options.

BOX 2: ☐	I wish to withdraw my election to accept the Offer, and instead decline the Offer, only with respect to each of the Eligible Options listed below (and on any additional sheets that I have attached to this Withdrawal Form). I still wish to accept the Offer with respect to all other Eligible Options for which I accepted the Offer in my Letter of Transmittal:

		Number of Shares	Original Exercise
Grant Date	Option Number	Granted	Price

SIGNATURE OF OPTIONEE

(Signature of Optionee or Authorized Signatory)

(Please print Optionee’s Name in full)

(Capacity of Authorized Signatory, if applicable)

Date:

Address:

Daytime Telephone: ( )

Email Address:

Please read the instructions on the following page of this Withdrawal Form and then check the appropriate box on the cover page (and complete the information in Box 2, if desired), sign and date the signature block above, and return the entire Withdrawal Form before 12:00 midnight, Eastern Time, on January 24, 2007 by (i) facsimile to Susan Goida at Ernst & Young, facsimile number (866) 821-0293, (ii) U.S. mail, Federal Express or other nationally-recognized commercial delivery service to Susan Goida, Ernst & Young, 200 Clarendon Street, 44th Floor, Boston, Massachusetts 02116 or (iii) email to tenderoffer@progress.com.

DELIVERY OF THIS WITHDRAWAL FORM IN ANY WAY
OTHER THAN AS DESCRIBED ABOVE
WILL NOT CONSTITUTE A VALID DELIVERY.

PROGRESS SOFTWARE CORPORATION

INSTRUCTIONS TO THE WITHDRAWAL FORM

1. Delivery of Withdrawal Form.  To withdraw your acceptance of the Offer with respect to any Eligible Option, a properly completed and duly executed original of this Withdrawal Form, and any other documents required by this Withdrawal Form, must be received by Progress by facsimile, mail or e-mail, as set forth on the signature page of this Withdrawal Form, before 12:00 midnight, Eastern Time, on the Expiration Date.

Delivery will be deemed made only when actually received by Progress. It is your responsibility to ensure that your Withdrawal Form has been received by the Expiration Date. You should in all events allow sufficient time to ensure timely delivery.

NOTE: Receipt by Progress does not constitute a determination by Progress that the Withdrawal Form has been properly completed. It is your responsibility to ensure that any Withdrawal Form you submit has been properly completed and signed.

2. Delivery by E-mail.  If you choose to deliver this Withdrawal Form to Progress by e-mail, you may complete and return it in one of two ways:

(a) First, you may scan and e-mail to tenderoffer@progress.com a .pdf file of a properly completed and duly executed copy of this Withdrawal Form (including these instructions) and any other required documents.

(b) Second, except as provided by Instruction 4, if you are a current Progress employee, you may use your Progress e-mail account (“@progress.com”) to e-mail to tenderoffer@progress.com this interactive .pdf Withdrawal Form completed with Adobe Acrobat in which you have properly completed each portion of this Withdrawal Form and signed the Withdrawal Form by typing your name above the signature line. To check a box on page 2, click on the box you wish to check. Sending an interactive .pdf file of a properly completed Withdrawal Form from any e-mail account other than a Progress e-mail account will not constitute valid delivery.

3. Acceptance.  Progress will not accept any alternative, conditional or contingent withdrawal. All persons withdrawing their acceptance of the Offer with respect to any Eligible Option shall, by execution of this Withdrawal Form, waive any right to receive any notice of Progress’ acceptance of the Withdrawal Form, except as set forth in the Offer.

4. Signatures.  Except as otherwise provided in the next sentence, the optionee must sign this Withdrawal Form. If this Withdrawal Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Progress of the authority of such person so to act must be submitted with this Withdrawal Form. No Withdrawal Form requiring any evidence of authority to sign may be submitted as provided in Instruction 2(b).